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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

       Date of Report (Date of earliest event reported): April 23, 2001
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                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

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          New York                      1-7657                 13-4922250
------------------------------- ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



       200 Vesey Street, World Financial Center
                  New York, New York                       10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)



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Item 5.   Other Events.

On April 23, 2001, the Registrant issued a press release announcing its 2001 first quarter earnings and distributed a 2001 First Quarter Earnings Supplement. Such press release is filed herein as Exhibit 99.1, and such Earnings Supplement is filed herein as Exhibit 99.2.


Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

        (c)   Exhibits

         99.1 Press release of American Express Company announcing its 2001 first quarter earnings, dated April 23, 2001.

         99.2 2001 First Quarter Earnings Supplement of American
              Express Company.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN EXPRESS COMPANY
                                       (REGISTRANT)

                                        By /s/  Stephen P. Norman
                                         Name:  Stephen P. Norman
                                         Title: Secretary

DATE:   April 23, 2001

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                                  EXHIBIT INDEX

Item No.                          Description
----------                        -----------

  99.1 Press release of American Express Company announcing its 2001 first quarter earnings, dated April 23, 2001.

  99.2       2001 First Quarter Earnings Supplement of American Express Company.



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    News Release     News Release     News Release       News Release

                                                American Express Company
                                                American Express Tower
                                                World Financial Center
                                                New York, N.Y. 10285-4805

                                                Contact:  Michael J. O'Neill
                                                          212/640-5951
                                                          mike.o'neill@aexp.com

                                                          Molly Faust
                                                          212/640-7453
                                                          molly.faust@aexp.com


         New York - April 23, 2001 - AMERICAN EXPRESS COMPANY today reported first quarter net income of $538 million, down 18 percent from $656 million in the same period a year ago. Diluted earnings per share declined 17 percent to $.40 from $.48. Net revenues on a managed basis totaled $5.4 billion, up 2 percent from $5.3 billion. The Company's return on equity was 23.5 percent.

         These results are in-line with the forecast discussed in the Company's April 2 announcement of expected first quarter earnings. As previously announced, the results reflect higher losses on American Express Financial Advisors' (AEFA) high-yield portfolio, as well as the impact of a weaker economy and equity market declines. Excluding the losses on AEFA's high-yield investments, the Company's net income would have been flat and earnings per share would have been 2 percent higher than last year.

         Also, as previously announced, the Company said that earnings per share growth for the full year is unlikely to meet its earlier target of 12 percent due to the weakened economy and equity markets.

         TRAVEL RELATED SERVICES (TRS) reported quarterly net income of $522 million, up 16 percent from $448 million a year ago.

         TRS' net revenues increased 8 percent, reflecting growth in loans, higher billed business and additional cards in force. The growth in billed business, which was slower than in recent periods, also reflected weaker economic conditions and a slowdown in spending by corporations. The net interest yield on U.S. lending activities increased from the prior year, reflecting a smaller percentage of loan balances on introductory rates and a benefit from declining interest rates during the quarter.

         The provision for losses on the lending portfolio grew as a result of higher volumes and an increase in U.S. lending write-off and delinquency rates. Charge card interest expense grew as a result of a higher effective cost of funds and higher volumes. Marketing and promotion expenses were lower as TRS scaled back certain marketing efforts in light of the weaker business environment. Other operating expenses were flat, as the cost of Cardmember loyalty programs and business growth were offset by the benefit of reengineering and cost-control efforts.

         The above discussion presents TRS' results "on a managed basis" as if there had been no securitization transactions, which conforms to industry practice. The attached financials present TRS' results on both a managed and reported basis. Net income is the same in both formats.

         On a reported basis, TRS' results included securitization gains of $42 million pre-tax ($27 million after-tax) and $36 million pre-tax ($23 million after-tax) in the first quarters of 2001 and 2000, respectively. These gains were offset by expenses related to card acquisition activities and therefore had no material impact on net income or total expenses.

         AMERICAN EXPRESS FINANCIAL ADVISORS (AEFA) reported quarterly net income of $51 million, down 79 percent from $245 million a year ago. Net revenues decreased 21 percent. These declines reflected a pre-tax loss of $182 million from the write-down and sale of certain high-yield securities, continued weakness in equity markets, and narrower spreads on the investment portfolio. The weakened equity markets led to lower asset levels and slower growth in sales of investment products. As a result, management and distribution fees fell 7 percent.

         The high-yield losses reflect the continued deterioration of the high-yield portfolio and losses associated with selling certain bonds. The recognition of these losses followed the quarterly analysis of the portfolio, which reviews items such as: recent defaults on interest payments, financial data from issuers, assessments of anticipated future cash flows and the overall trends in the high-yield sector. Approximately $34 million of the high-yield losses noted above relate to the early implementation of a new FASB accounting rule involving certain structured investments.

         Excluding losses in the high-yield sector, first quarter earnings at AEFA are down approximately 29 percent from year-ago levels.

         Total expenses increased by $72 million from a year ago due primarily to a $67 million adjustment to the amortization of Deferred Acquisition Costs
(DAC)* for variable insurance and annuity products as a result of the steep decline in equity markets. This DAC adjustment, coupled with higher costs associated with the new advisor compensation structure, were partially offset by slower growth in volume-related compensation and by reengineering and cost-control initiatives.

         AMERICAN EXPRESS BANK (AEB) reported quarterly net income of $9 million compared with $7 million a year ago. The results reflect strong performance in Personal Financial Services, higher foreign exchange revenue, security gains, and lower operating expenses as a result of AEB's reengineering efforts. These were partly offset by higher provisions for losses, which reflect an increase in non-performing corporate loans and lower revenue from Corporate Banking as the Company continues to shift its focus to Personal Financial Services and Private Banking.

         CORPORATE AND OTHER reported net expenses of $44 million, which was unchanged from a year ago. Results for both years include a preferred stock dividend based on earnings from Lehman Brothers. The dividend was offset by expenses related to business-building initiatives.

         American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

         *DACs are the costs of acquiring new business, which are deferred and amortized according to a schedule that reflects a number of factors, the most significant of which are the anticipated profits and persistency of the product. The amortization schedule must be adjusted periodically to reflect changes in those factors.

                                   ***

         Note: The 2001 First Quarter Earnings Supplement is being made available this morning on the American Express Web site at http://ir.americanexpress.com. In addition, an investor conference call to discuss first quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 12:00 p.m. ET today. Live audio of the conference call will be accessible to the general public on the American Express Web site at http://ir.americanexpress.com. A replay of the conference call will be available today at the same Web address.

                                   ***

         THE STATEMENTS IN THIS PRESS RELEASE RELATING TO THE COMPANY'S EXPECTED FINANCIAL PERFORMANCE IN 2001 ARE FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:

         Fluctuation in the equity markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management and distribution fees received based on those assets; potential deterioration in the high-yield sector, which could result in further losses in AEFA's investment portfolio; developments relating to AEFA's new platform structure for financial advisors, including the ability to increase advisor productivity, moderate the growth of new advisors and create efficiencies in the infrastructure; AEFA's ability to effectively manage the economics in selling a growing volume of non-proprietary products to clients; investment performance in AEFA's mutual fund business; the success and financial impact of reengineering initiatives being implemented at the Company, including cost management, structural and strategic measures such as vendor and process consolidation, outsourcing and using lower cost internal distribution channels; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer term investment spending; consumer and business spending on the Company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products, attract new cardholders, capture a greater share of existing cardholders' spending, sustain premium discount rates, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the global network services business; successfully expanding the Company's on-line and off-line distribution channels and cross-selling financial, travel, card and other products and services to its customer base, both in the U.S. and abroad; effectively leveraging the Company's assets, such as its brand, customers and international presence, in the Internet environment; investing in and competing at the leading edge of technology across all businesses; increasing competition in all of the Company's major businesses; fluctuations in interest rates, which impacts the Company's borrowing costs, return on lending products and spreads in the investment and insurance businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and returns on the Company's investment portfolios; foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect commercial lending activities, among other businesses; legal and regulatory developments, such as in the areas of consumer privacy and data protection; acquisitions; and outcomes in litigation. A further description of these and other risks and uncertainties can be found in the Company's 10-K Annual Report for the fiscal year ending December 31, 2000 and other reports filed with the SEC.

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